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                                                                   EXHIBIT 10.21


                 EXECUTIVE TERMINATION COMPENSATION AGREEMENT
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   This EXECUTIVE TERMINATION COMPENSATION AGREEMENT ("The Agreement") is
entered into as of January 24, 2000 by and between West Marine, Inc. a Delaware corporation (the "Company"), and Russell Solt, the undersigned individual ("Executive") and shall expire on January 26, 2002.

                                    RECITAL
                                    -------

   The Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders for the Company to agree to pay Executive termination compensation in the event Executive should leave the employ of the Company under the circumstances described below. The Board also wishes to reward loyal and dedicated management personnel. Accordingly, the parties wish to enter into this Agreement to set forth the rights and obligations of the parties upon termination of Executive's employment with the Company.

                                   AGREEMENT

   In consideration of the mutual covenants and agreements set forth below, the Company and Executive agree as follows:

     1. Position.
        ---------

   Executive is currently employed as Senior Vice President, Chief Financial Officer of the Company.

     2. Termination of Employment
        -------------------------

     (a)   For Cause. Upon termination of Executive's employment with the
           ---------
Company for Cause (as defined below), the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid salary, vacation and other benefits up to the date of termination. For purposes of this
Agreement, the term "Cause" means personal dishonesty by Executive in performing his job duties or in any other respect or falsification of Company documents; gross negligence or incompetence in performing his job duties; Executive's insubordination or willful failure to follow Company policies, procedures, rules, regulations or management directives; actions by Executive that are seriously detrimental to the reputation of the Company; Executive's conviction of a criminal offense involving moral turpitude or in connection with
Executive's performance of his job duties on behalf of the Company; or any willful misconduct by Executive.
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     (b)   Without Cause. In the event that Executive's employment is terminated
           -------------
without Cause, then the Company shall continue to pay to Executive as a consultant, on the Company's regularly scheduled pay days, an amount equal to Executive's base salary, target bonus and benefits for such pay period, until the earlier to occur of: (i) Executive is employed by another entity or is self-employed or (ii) twelve (12) months from the date of termination of Executive's employment. Executive agrees to notify the Company in writing within 10 days of any employment or self-employment.

     (c)   (Voluntary Termination. In the event that Executive resigns or
            ---------------------
otherwise voluntarily terminates his employment with the Company, Executive shall not be entitled to any form of additional salary, severance pay or any other similar benefit.

     (d)   Cooperation. Executive shall cooperate with the Company, as requested
           -----------
by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive. In addition, upon request by the Company, Executive agrees to cooperate to the extent necessary to protect the interests of the Company or any of its affiliates or related entities, including without limitation, in providing any information that Executive has about the Company's business and its operations and/or in providing truthful testimony as a witness or declarant in connection with any potential future litigation which may arise as to which Executive may have any relevant information.

     3. Stock Options. Nothing contained herein shall in any way affect any
        -------------
options to purchase the Company's Common Stock that Executive has been or may be granted pursuant to the Company's 1993 Omnibus Equity Incentive Plan (the "Plan") or earlier plan or otherwise. Such options shall be governed by the terms and conditions of the Plan and any related stock option or other agreements. Notwithstanding any language to the contrary in any stock option or other agreement, vesting of all outstanding options will terminate upon termination of Executive's employment and if such options are non-qualified options, Executive will be required to exercise such options within three (3) months of Executive's termination (or such earlier date if payments to Executive cease as set forth in Section 2(b)). To the extent the foregoing is inconsistent with any option agreement between the Company and Executive, the Company will use its best efforts to cause the Compensation Committee of the Board of Directors of the Company to amend such agreement to be consistent with terms hereof.

     4. Disability of Executive. The Company may terminate this Agreement
        -----------------------
without liability or obligation to pay any sums, other than accrued but unpaid salary, vacation or other benefits, if Executive is prevented from properly performing his duties hereunder by reason of illness or other physical or mental incapacity for a period of more than twenty (20) working days in any three (3) month period.

     5. Death of Executive. In the event of the death of Executive during his
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employment, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within three (3) days of death, the Company shall pay
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to Executive's heirs or personal representatives any unpaid salary, vacation and other benefits earned or accrued as of the date of death.

     6. Confidential Information.
        ------------------------

     (a)   Existence of Confidential Information. The Company owns and has
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developed and compiled, and will develop and compile, certain proprietary and confidential information that has great value to its business (referred to in this Agreement collectively as "Confidential Information"). Confidential Information includes information which is designated as confidential or a "company private" by the Company and is either disclosed to, or learned by, Executive during the course of his employment with the Company and which has or could have commercial value in the business in which the Company is engaged or contemplates engaging, and which could be detrimental to the interests of the Company if disclosed without authorization. By example and without limitation, Confidential Information includes any and all information concerning trade secrets, software, formulas, computer programs, research, development, test results, reports, specifications, data, formats, business plans or strategies, forecasts, marketing plans or strategies, unpublished financial information, budgets, projections, customer and supplier identities, characteristics, and agreements.

     (b)   Protection of Confidential Information. Executive will not, either
           --------------------------------------
during or after employment with the Company, directly or indirectly, disclose, or otherwise communicate to any third party, any of the Company's Confidential Information without prior written approval of the Board, except as authorized in the normal exercise of his assigned job duties for the Company and for the benefit of the Company. Executive acknowledges that he is aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy and an improper disclosure of trade secrets.

     (c)   Delivery of Confidential Information. Upon request or when his
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employment with the Company terminates, Executive will immediately deliver to the Company all copies of any and all materials and writings received from, created for or belonging to the Company including, but not limited to, any which relate to or contain Confidential Information.

     (d)   Survival. The obligations under this Section shall survive
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termination of this Agreement for any reason.

     7. Exclusive Employment and Non-Solicitation. During his employment with
        -----------------------------------------
the Company, Executive will not do anything to compete with the Company's present or contemplated business, nor will he plan or organize any competitive business activity. Executive will not engage in any activity or enter into any agreement that conflicts with the interests of the Company or his job duties or obligations to the Company. Executive also will not within two (2) year after his employment terminates, directly or indirectly, hire, solicit, divert or attempt to hire, solicit, divert, or encourage to terminate or alter any relationship with the Company of any employee, independent
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contractor, supplier, customer, consultant or any other person or company without the Company's express written consent.

     8. Assignment and Transfer. Executive's rights and obligations under this
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Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

     9. No Inconsistent Obligations. Executive is aware of no obligations, legal
        ---------------------------
or otherwise, inconsistent with the terms of this Agreement or with his job duties for the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he has returned all property and confidential information belonging to all prior employers.

    10. Miscellaneous.
        -------------

     (a)   Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California.

     (b)   Entire Agreement. This Agreement contains the entire agreement and
           ----------------
understanding between the parties as to the matters covered herein and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof. Parol evidence will be inadmissible to show agreement by and among the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

     (c)   Amendment. This Agreement may be amended only by a writing signed by
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Executive and either an officer of the Company (other than Executive) or other duly authorized agent of the Company.

     (d)   Severability. If any term, provision, covenant or condition of this
           ------------
Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

     (e)   Remedy for Breach. The parties hereto agree that, in the event of
           -----------------
breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.
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     (f)   Arbitration. With the exception of a suit for injunctive or equitable
           -----------
relief, in the event that a dispute arises concerning the interpretation or enforcement of this Agreement, or any other related matter, the parties agree that any such dispute shall be resolved by a three-member arbitration panel in San Francisco, California in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Executive therefore specifically waives any right to jury trial on such disputes. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The losing party in any such dispute shall pay all of the winning party's costs, including any arbitrator or administrative fees and reasonable attorneys' fees. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than arbitrator(s)), and the determination thereof, unless otherwise required by law. Nothing in this subsection 10(f) shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief.
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  The parties hereto have duly executed this Agreement as of the date set forth below next to their respective signatures.

                                COMPANY


Date: January 15, 2000          By:/s/ John Edmondson
      ----------------             ------------------
                                Name: John Edmondson
                                     ---------------
                                Title: Chief Executive Officer
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                                EXECUTIVE


Date: February 1, 2000           /s/ Russell Solt
      ----------------           ----------------
                                Russell Solt